MARSHALL FUNDS, INC.

Amendment No. 11

to

ARTICLES OF INCORPORATION

Dated July 30, 1992

THESE Articles of Incorporation are amended as follows:

Delete Section (a) of Article IV and substitute in its place the following:

“(a) The Corporation is authorized to issue an indefinite number of shares of common stock, par value $.0001 per share. Subject to the following paragraph, the authorized shares are classified as follows:

CLASS	SERIES	Authorized Number of SHARES
Marshall Equity Income Fund	Series A	Indefinite
Marshall Equity Income Fund	Series Y	Indefinite
Marshall Government Income Fund	Series A	Indefinite
Marshall Government Income Fund	Series Y	Indefinite
Marshall Intermediate Bond Fund	Series A	Indefinite
Marshall Intermediate Bond Fund	Series Y	Indefinite
Marshall Mid-Cap Growth Fund	Series A	Indefinite
Marshall Mid-Cap Growth Fund	Series Y	Indefinite
Marshall Money Market Fund	Series A	Indefinite
Marshall Money Market Fund	Series Y	Indefinite
Marshall Money Market Fund	Series I	Indefinite
Marshall Short-Term Income Fund	Series Y	Indefinite
Marshall Large-Cap Growth & Income Fund	Series A	Indefinite
Marshall Large-Cap Growth & Income Fund	Series Y	Indefinite
Marshall Mid-Cap Value Fund	Series A	Indefinite
Marshall Mid-Cap Value Fund	Series Y	Indefinite
Marshall Short-Term Tax-Free Fund	Series Y	Indefinite
Marshall Intermediate Tax-Free Fund	Series Y	Indefinite
Marshall International Stock Fund	Series A	Indefinite
Marshall International Stock Fund	Series Y	Indefinite
Marshall International Stock Fund	Series I	Indefinite
Marshall Small-Cap Growth Fund	Series A	Indefinite
Marshall Small-Cap Growth Fund	Series Y	Indefinite

The undersigned Secretary of Marshall Funds, Inc. certifies that the above stated amendment is a true and correct Amendment to the Articles of Incorporation, as adopted by the Directors of the Corporation as of the 24th day of January, 2000, and that shareholder action is not required, all in accordance with Section 180.1002 of the Wisconsin Business Corporation Law.

WITNESS the due execution hereof this 31st day of January, 2000.

/s/Brooke J. Billick

Secretary

Prepared by:	Brooke J. Billick
Vice President & Securities Counsel
Marshall & Ilsley Trust Company
1000 North Water Street, 13th Floor
Milwaukee, WI 53202